     As filed with the Securities and Exchange Commission on April 21, 2000.

                                                                Registration No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                   ----------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                                   ECOLAB INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                    41-0231510
    (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                    Identification No.)

               ECOLAB CENTER                          KENNETH A. IVERSON
           370 N. WABASHA STREET                  VICE PRESIDENT AND SECRETARY
          ST. PAUL, MINNESOTA 55102                      ECOLAB CENTER
                (651) 293-2233                      370 N. WABASHA STREET
  (Address, including zip code, and telephone     ST. PAUL, MINNESOTA 55102
number, including area code, of registrant's            (651) 293-2125
        principal executive offices)         (Name, address, including zip code,
                                            and telephone number, including area
                                                  code, of agent for service)

                                 ---------------

        Approximate date of commencement of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.

                                 ---------------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE

------------------------------------------- ---------------- ------------------- ---------------------- ---------------------
------------------------------------------- ---------------- ------------------- ---------------------- ---------------------
                                                               PROPOSED MAXIMUM     PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF                AMOUNT TO BE      OFFERING PRICE     AGGREGATE OFFERING        AMOUNT OF
      SECURITIES TO BE REGISTERED            REGISTERED (1)     PER SHARE (2)           PRICE (2)        REGISTRATION FEE (2)
------------------------------------------- ---------------- ------------------- ---------------------- ---------------------
Common Stock, par value $1.00 per share (3)  424,111 shares       $35.71875        $15,148,714.78 (3)        $3,999.26
------------------------------------------- ---------------- ------------------- ---------------------- ---------------------
------------------------------------------- ---------------- ------------------- ---------------------- ---------------------

(1) In addition, pursuant to rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of shares as may be issued in respect of stock splits, stock dividends and similar transactions.
(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 under the Securities Act on the basis of the average of the high and low reported sales prices of the Registrant's Common Stock on April 18, 2000 on the New York Stock Exchange.
(3) Each share of Common Stock includes one-half share of an associated preferred stock purchase right (a "Right").

                                 ---------------
         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

         THE INFORMATION CONTAINED IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION, DATED APRIL 21, 2000

PRELIMINARY PROSPECTUS



                                 424,111 SHARES


                                   [GRAPHIC]


                                  COMMON STOCK


                             -----------------------

         This prospectus relates to the proposed sale of 424,111 shares of our common stock by certain of our stockholders. These stockholders received their shares in connection with our acquisition of Southwest Sanitary Distributing Company on February 22, 2000.

         The prices at which these selling stockholders may sell their shares will be determined by the prevailing market price for our common stock or in negotiated transactions. We will not receive any proceeds from their sale of such shares.

         Our common stock is listed on the New York Stock Exchange and the Pacific Exchange and trades under the symbol "ECL." On April 18, 2000, the closing price of a share of our common stock on the New York Stock Exchange was $35.5625.

                             -----------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                             -----------------------


             THE DATE OF THIS PROSPECTUS IS ________________, 2000.

                                TABLE OF CONTENTS

                                                                                                    Page No.
                                                                                                    --------

Where You Can Find More Information ....................................................................3

The Company.............................................................................................4

Plan of Distribution....................................................................................4

Selling Stockholders....................................................................................6

Legal Matters...........................................................................................6

Experts.................................................................................................7


                         ------------------------------


         You may rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of common stock means that the information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or a solicitation of an offer to buy shares of our common stock in any circumstances under which the offer or solicitation is unlawful.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

         The SEC allows us to "incorporate by reference" into this prospectus the information contained in the documents we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will update and supersede this information. We are incorporating by reference the following documents:

       (a)    our Annual Report on Form 10-K for the year ended December 31,
              1999,

       (b) the description of our common stock contained in our registration statement on Form 8-A/A dated November 21, 1997, including any subsequent amendments or reports filed for the purpose of updating such description, and

       (c) the description of our preferred stock purchase rights, contained in our registration statement on Form 8-A/A dated December 18, 1997, including any subsequent amendments or reports filed for the purpose of updating such description.

         We are also incorporating by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the distribution is completed. Our SEC file number is 1-9328.

         You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                               Kenneth A. Iverson
                          Vice President and Secretary
                                   Ecolab Inc.
                                  Ecolab Center
                            370 North Wabasha Street
                           Saint Paul, Minnesota 55102
                                 (651) 293-2125

                                   THE COMPANY

         Ecolab Inc. develops and markets premium products and services for the hospitality, institutional and industrial markets. We provide cleaning, sanitizing, pest elimination, maintenance and repair products, systems and services primarily to hotels and restaurants, foodservice, healthcare and educational facilities, quickservice restaurants (fast-food and other convenience store units), grocery stores, commercial and institutional laundries, light industry, dairy plants and farms, food and beverage processors, pharmaceutical and cosmetics facilities and the vehicle wash industry. In addition, we have a 50% economic interest in a joint venture with Henkel KGaA of Dusseldorf, Germany named Henkel-Ecolab. Henkel-Ecolab operates institutional and industrial cleaning and sanitizing businesses in Europe.

       We are incorporated in Delaware and have our principal executive offices at Ecolab Center, 370 N. Wabasha Street, St. Paul, Minnesota 55102. Our telephone number is (651) 293-2233.

                              PLAN OF DISTRIBUTION

         We are registering the resale of 424,111 shares of our common stock on behalf of certain selling stockholders. All of the shares were issued by us in connection with our acquisition of Southwest Sanitary Distributing Company pursuant to an Agreement and Plan of Merger dated February 1, 2000. We will not receive any proceeds from this offering.

         The selling stockholders named in the table below or pledgees, donees, transferees or other successors-in-interest selling shares received from a named selling stockholder as a pledge, gift, partnership distribution or other non-sale-related transfer after the date of this prospectus may sell the shares from time to time. All of such persons are "selling stockholders" as that term is used in this prospectus. The selling stockholders will act independently of Ecolab in making decisions with respect to the timing, manner and size of each sale, except that the selling stockholders have agreed in the Agreement and Plan of Merger that they will refrain from reselling their shares under this prospectus in certain circumstances.

         Sales by the selling stockholders may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The selling stockholders may effect such transactions by selling the shares to or through broker-dealers. The shares may be sold by one or more of, or a combination of, the following:

       - a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

       - purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus,

       - an exchange distribution in accordance with the rules of such exchange,

       - ordinary brokerage transactions and transactions in which the broker solicits purchasers, and

       -      in privately negotiated transactions.

         In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

         To the extent required, this prospectus may be amended or supplemented from time to time in the manner discussed below to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in the resales.

         The selling stockholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with selling stockholders. The selling stockholders also may sell shares short and redeliver the shares to close out such short positions. The selling stockholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The selling stockholders also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon a default the broker-dealer may sell the pledged shares pursuant to this prospectus.

         Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from selling stockholders. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale. Broker-dealers or agents and any other participating broker-dealers or the selling stockholders may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act in connection with sales of the shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. The selling stockholders have advised Ecolab that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares by selling stockholders.

         The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition, each selling stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. Because selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares. Such delivery may include delivery through the facilities of the New York Stock Exchange pursuant to Rule 153 under the Securities Act.

         We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such supplement will disclose:

       - the name of each such selling stockholder and of the participating broker-dealer(s),

       -      the number of shares involved,

       -      the price at which such shares were sold,

       - the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,

       - that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and

       -      other facts material to the transaction.

         In addition, upon being notified by a selling stockholder that a donee, pledgee, transferee or other successor-in-interest intends to sell more than 500 shares, we will file a supplement to this prospectus.

         We will bear all costs, expenses and fees in connection with the registration of the shares. The selling stockholders will bear all commissions and discounts, if any, attributable to the sales of the shares. The selling stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

                              SELLING STOCKHOLDERS

         The following table sets forth the number of shares owned by each of the selling stockholders. The selling stockholders received the shares as the result of our acquisition of Southwest Sanitary Distributing Company. None of the selling stockholders has had a material relationship with us within the past three years other than as a result of their ownership of the shares of our common stock or their non-officer employment or consulting relationship with us. Each of the selling stockholders currently owns less than one percent of our outstanding common stock. A total of 57,940 of the shares are currently held by us to secure possible purchase price adjustments and indemnification claims resulting from the acquisition and cannot be sold by the selling stockholders until they are released from escrow. No estimate can be given as to the amount of shares that will be held by the selling stockholders after completion of this offering because the selling stockholders may offer all or some of the shares and because there currently are no agreements, arrangements or understandings with respect to the sale of any of the shares. The shares offered by this prospectus may be offered from time to time by the selling stockholders named below.


              NAME OF SELLING                    NUMBER OF SHARES
               STOCKHOLDER                      BENEFICIALLY OWNED

             Bobby Cheney................................333,288
             Gail Cheney.................................83,323
             Scott Latimer...............................7,500


                                  LEGAL MATTERS

         Certain legal matters regarding the validity of the shares of common stock offered hereby will be passed upon by Kenneth A. Iverson, our Vice President and Secretary.

                                     EXPERTS

         Our consolidated financial statements and related financial statement schedule, which are included or incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 1999, and incorporated by reference in this prospectus and the related Registration Statement on Form S-3, have been audited by PricewaterhouseCoopers LLP, independent accountants, for the periods indicated in such firm's reports thereon. The consolidated financial statements and financial statement schedule audited by PricewaterhouseCoopers LLP have been incorporated herein by reference in reliance on such firm's reports given upon their authority as experts in accounting and auditing. To the extent that PricewaterhouseCoopers LLP examines and reports on financial statements and financial statement schedules that we issue at future dates, and consents to the use of their reports thereon, such financial statements and financial statement schedules will also be incorporated by reference in this prospectus and the related Registration Statement on Form S-3 in reliance upon their reports and said authority.

         The combined financial statements and related financial statement schedule of Henkel-Ecolab for the years ended November 30, 1999 and 1998, which are included in Ecolab's Annual Report on Form 10-K for the year ended December 31, 1999, and incorporated by reference in this prospectus and the related Registration Statement on Form S-3, have been audited by PricewaterhouseCoopers Gesellschaft mit beschrankter Haftung Wirtschaftsprufungsgesellschaft, independent accountants. The combined financial statements and related financial statement schedule audited by PricewaterhouseCoopers Gesellschaft mit beschrankter Haftung Wirtschaftsprufungsgesellschaft have been incorporated herein by reference in reliance on such firm's report given upon their authority as experts in accounting and auditing. To the extent that PricewaterhouseCoopers Gesellschaft mit beschrankter Haftung Wirtschaftsprufungsgesellschaft examines and reports on the financial statements and financial statement schedules of Henkel-Ecolab issued at future dates, and consents to the use of their reports thereon, such financial statements and financial statement schedules will also be incorporated by reference in this prospectus and the related Registration Statement on Form S-3 in reliance upon their reports and said authority.

         The combined financial statements and related financial statement schedule of the Henkel-Ecolab Joint Venture for the year ended November 30, 1997, which are included in Ecolab's Annual Report on Form 10-K for the year ended December 31, 1999, and incorporated by reference in this prospectus and the related Registration Statement on Form S-3, have been audited by KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft
Wirtschaftsprufungsgesellschaft, independent accountants. The combined financial statements and related financial statement schedule audited by KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft Wirtschaftsprufungsgesellschaft have been incorporated herein by reference in reliance on such firm's reports given upon their authority as experts in accounting and auditing.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Registration fee............................................. $ 4,000
         Stock Exchange Listing Fees..................................   4,300*
         Legal fees and expenses......................................   5,000*
         Accounting fees and expenses.................................  10,000*
         Miscellaneous................................................   2,000*
                  Total............................................... $25,300
                                                                       =======
         *Estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Subsection (a) of Section 145 of the General Corporation Law of Delaware ("DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Section 145 further provides that, to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the scope of indemnification extends to directors, officers, employees or agents of a constituent corporation absorbed in a consolidation or merger and persons serving in that capacity at the request of the constituent corporation for another. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against or incurred by such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145, including liabilities under the Securities Act.

         Article V of Ecolab's By-Laws provides for indemnification of Ecolab's officers and directors to the full extent allowed by Delaware law.

         In addition, Article IV of Ecolab's Restated Certificate of Incorporation provides that Ecolab's directors do not have personal liability to Ecolab or its stockholders for monetary damages for any breach of their fiduciary duty as directors, except (i) for a breach of the duty of loyalty,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) for willful or negligent violations of certain provisions under the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (iv) for any transaction from which the director derived an improper personal benefit. Subject to these exceptions, under Article IV, directors do not have any personal liability to Ecolab or its stockholders for any violation of their fiduciary duty.

         Ecolab has directors and officers liability insurance which protects each director or officer from certain claims and suits, including stockholder derivative suits, even where the director may be determined to not be entitled to indemnification under the DGCL and claims and suits arising under the Securities Act. The policy may also afford coverage under circumstances where the facts do not justify a finding that the director or officer acted in good faith and in a manner that was in or not opposed to the best interests of Ecolab.

         Ecolab has entered into indemnification agreements with each of its directors (the "Indemnification Agreements"). The Indemnification Agreements provide for the prompt indemnification "to the fullest extent permitted by law" and for the prompt advancement of expenses, including attorneys' fees and other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness or participating in (including on appeal) any threatened, pending or completed action, suit or proceeding related to the fact that such director is or was a director, officer, employee, trustee, agent or fiduciary of Ecolab or is or was serving at the request of Ecolab as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan trust or other enterprise, or by reason of anything done or not done by a director in any such capacity. The Indemnification Agreements further provide that Ecolab has the burden of proving that a director is not entitled to indemnification in any particular case.

         The foregoing represents a summary of the general effect of the DGCL, Ecolab's By-Laws and Restated Certificate of Incorporation, Ecolab's directors and officers liability insurance coverage and the Indemnification Agreements for purposes of general description only.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit     Description of Exhibit
-------     ----------------------

4.1 Restated Certificate of Incorporation of Ecolab (incorporated by reference to Exhibit (3) to Ecolab's Current Report on Form 8-K dated
            October 22, 1997).

4.2         Bylaws of Ecolab, as amended through February 18, 1999 (incorporated by reference to Exhibit 3(B) to Ecolab's Annual Report on Form 10-K for
            the year ended December 31, 1998 (File No.1-9328)).

4.3         Form of Common Stock Certificate (incorporated by reference to Exhibit
            4(B) to Ecolab's Annual Report on Form 10-K for the year ended December
            31, 1995 (File No. 1-9328)).

4.4         Rights Agreement, dated as of February 24, 1996, between Ecolab and
            First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to Exhibit 4 to Ecolab's Current Report on Form 8-K dated
            February 24, 1996 (File No. 1-9328)).

5.1         Opinion and Consent of Kenneth A. Iverson (filed herewith electronically).

23.1        Consent of Kenneth A. Iverson (included in Exhibit 5.1).

23.2        Consent of PricewaterhouseCoopers LLP (filed herewith electronically).

23.3        Consent of PricewaterhouseCoopers GmbH (filed herewith electronically).

23.4        Consent of KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft
            Wirtschaftsprufungsgesellschaft (filed herewith electronically).

24.1        Powers of Attorney (filed herewith electronically).

ITEM 17.  UNDERTAKINGS

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           Provided, however, that paragraphs (a)(1)(i) and
                  (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Paul, State of Minnesota.

Dated:  April 21, 2000                   ECOLAB INC.

                                         By: /s/Allan L. Schuman
                                             -------------------
                                             Allan L.  Schuman
                                             Chairman of the Board, President
                                             and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                Title                                  Date
---------                                -----                                  ----

/s/Allan L. Schuman
-------------------                      Chairman of the Board, President and   April 21, 2000
Allan L. Schuman                         Chief Executive Officer (Principal
                                         Executive Officer and Director)


/s/L. White Matthews, III
--------------------------               Executive Vice President and Chief     April 21, 2000
L. White Matthews, III                   Financial Officer (Principal
                                         Financial Officer)


/s/Steven L. Fritze
-------------------                      Vice President and Controller          April 21, 2000
Steven L. Fritze                         (Principal Accounting Officer)


/s/Kenneth A. Iverson                    Directors                              April 21, 2000
---------------------
Kenneth A. Iverson, as
attorney-in-fact for Les S. Biller,
Ruth S. Block, Jerry A. Grundhofer,
James J. Howard, William L. Jews
Joel W. Johnson, Jerry W. Levin,
Robert L. Lumpkins, Richard L. Schall,
Hugo Uyterhoeven and Albrecht Woeste

Directors not signing:
Reuben F. Richards
Roland Schulz

                                  EXHIBIT INDEX

Item No.            Description                                   Method of Filing
--------            -----------                                   ----------------

4.1                 Restated Certificate of Incorporation of
                    Ecolab ....................................   Incorporated by reference to Exhibit (3) to
                                                                  Ecolab's Current Report on Form 8-K dated
                                                                  October 22, 1997 (File No. 1-9328).
4.2                 Bylaws of Ecolab, as amended through
                    February 18, 1999..........................   Incorporated by reference to Exhibit 3(B) to
                                                                  Ecolab's Annual Report on Form 10-K for the year
                                                                  ended December 31, 1998 (File No. 1-9328).

4.3                 Form of Common Stock Certificate...........   Incorporated by reference to Exhibit 4(B) to
                                                                  Ecolab's Annual Report on Form 10-K for the year
                                                                  ended December 31, 1995 (File No. 1-9328).
4.4                 Rights Agreement, dated as of
                    February 24, 1996, between Ecolab and
                    First Chicago Trust Company of New
                    York, as Rights Agent......................   Incorporated by reference to Exhibit 4 to
                                                                  Ecolab's Current Report on Form 8-K
                                                                  dated February 24, 1996 (File No. 1-9328).

5.1                 Opinion and Consent of Kenneth A. Iverson..   Filed herewith electronically.

23.1                Consent of Kenneth A. Iverson..............   Included in Exhibit 5.1.

23.2                Consent of PricewaterhouseCoopers LLP......   Filed herewith electronically.

23.3                Consent of PricewaterhouseCoopers GmbH.....   Filed herewith electronically.

23.4                Consent of KPMG Deutsche
                    Treuhand-Gesellschaft Aktiengesellschaft
                    Wirtschaftsprufungsgesellschaft............   Filed herewith electronically.

24.1                Powers of Attorney.........................   Filed herewith electronically.